UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2008
INVESTORS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51557	22-3493930

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

101 JFK Parkway, Short Hills, New Jersey	07078

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (973) 924-5100
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits.
EX-10.1: AGREEMENT AND PLAN OF MERGER
EX-99.1: PRESS RELEASE
EX-99.2: INVESTOR PRESENTATION

Item 1.01	Entry into a Material Definitive Agreement
      On December 14, 2008, Investors Bancorp, Inc. entered into an Agreement and Plan of Merger with American Bancorp of New Jersey, Inc. The Merger Agreement is attached as Exhibit 10.1. A press release announcing this transaction is attached as Exhibit 99.1 and an investor presentation is attached as Exhibit 99.2.
     Under the terms of the agreement, 70% of American Bancorp of New Jersey shares will be converted into Investors Bancorp common stock and the remaining 30% will be converted into cash. American Bancorp of New Jersey’s stockholders will have the option to elect to receive either 0.9218 shares of Investors Bancorp common stock or $12.50 in cash for each American Bancorp of New Jersey common share, subject to proration to ensure that in the aggregate 70% of the American Bancorp of New Jersey shares will be converted into stock. The transaction is intended to qualify as a tax-free reorganization for federal income tax purposes.
     The transaction has been approved by the boards of directors of each company and is expected to close in the second calendar quarter of 2009, subject to customary closing conditions including regulatory approvals and approval by American Bancorp of New Jersey’s shareholders. After the transaction is completed, James H. Ward III, American Bancorp of New Jersey’s Vice Chairman, will join the board of directors of Investors Bancorp.

Item 9.01.	Financial Statements and Exhibits.
(a)	Not Applicable.
(b)	Not Applicable.
(c)	Not Applicable.
(d)	Exhibits

Exhibit 10.1	Agreement and Plan of Merger dated as of December 14, 2008 by and between Investors Bancorp, Inc. and American Bancorp of New Jersey, Inc.
Exhibit 99.1	Press Release dated December 15, 2008
Exhibit 99.2	Investor Presentation dated December 15, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INVESTORS BANCORP, INC.
DATE: December 15, 2008	By:	/s/Kevin Cummings
Kevin Cummings
President and Chief Executive Officer

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